Exhibit 10.29

THIRD AMENDMENT
TO FINANCING AGREEMENT

THIRD AMENDMENT, dated as of May 8, 2017 (this “Amendment”), to the Financing Agreement, dated as of June 24, 2016 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Required Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.          Amendments.

(a)          New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Third Amendment” means the Third Amendment to Financing Agreement, dated as of May , 2017, by and among the Agents, the Lenders party thereto and the Loan Parties.”

““Third Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Third Amendment have been either satisfied or waived.”

““Total Budgeted Invoicing” means, with respect to the Parent and its Subsidiaries for any period, the aggregate dollar amount of invoices set forth in the Budget that are budgeted to be issued to customers during such period.

““Total Budgeted Commissions ” means, with respect to the Parent and its Subsidiaries for any period, the aggregate dollar amount of commissions set forth in the Budget that are budgeted to paid during such period.

““Total Commissions Paid” means, with respect to the Parent and its Subsidiaries for any period, the aggregate dollar amount of commissions actually paid during such period.

““Total Invoicing” means, with respect to the Parent and its Subsidiaries for any period, the aggregate dollar amount of invoices actually issued to customers during such period.

(b)          Existing Definitions.

(i)          The definition of “Budget” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Budget” means, collectively, the consolidated cash requirement forecasts, cash flow statements, statements of operations and cash availability schedules in the form attached hereto as Schedule 1.01(C), which are (a) prepared by or on behalf of the Loan Parties on a monthly basis (for the months from the Second Amendment Effective Date through the Final Maturity Date), and (b) delivered by the Loan Parties to the Agents and the Lenders (i) on or before the Third Amendment Effective Date pursuant to Section 4 of the Third Amendment and (ii) each quarter thereafter pursuant to Section 7.01(a)(xx) hereto (or more frequently should the Agents so elect), in each case, which shall be in substance satisfactory and approved by the Origination Agent at the time of delivery thereof.”

(ii)          The definition of “Budget Compliance Report” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Budget Compliance Report” means a report, in form and substance reasonably satisfactory to the Origination Agent, that sets forth, through the end of the immediately preceding month, a comparison of (a) (i) the actual cash receipts for the immediately preceding one month period to the projected cash receipts for such one month period, (ii) the actual cash disbursements, on a line item basis, for the immediately preceding one month period to the projected cash disbursements, on a line item basis, for such one month period, and (iii) the actual Total Invoicing for the immediately preceding two month period to the projected Total Budgeted Invoicing for such two month period, and (b) (i) the actual cash receipts for the immediately preceding two month period to the projected cash receipts for such two month period, (ii) the actual cash disbursements, on a line item basis, for the immediately preceding two month period to the projected cash disbursements, on a line item basis, for such two month period, and (iii) the actual Total Invoicing for the immediately preceding two month period to the projected Total Budgeted Invoicing for such two month period, each as set forth in the Budget for such period, together with a statement as to whether a Material Adverse Deviation has occurred or not.”
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(iii)          The definition of “Extraordinary Receipts” in Section 1.01 of the Financing Agreement is hereby amended by adding the following additional sentence at the end of such definition to read as follows:

“For the avoidance of doubt, the Net Cash Proceeds in respect of the Travelers settlement (which, for the sake of clarity, may exclude up to $579,500 of fees paid to AON in connection with such settlement) are considered to be Extraordinary Receipts.”

(iv)          The definition of “Material Adverse Deviation” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Material Adverse Deviation” means, as of any date of determination, the occurrence of any of the following: (i) actual cash receipts, in the aggregate, for any two month test period on a rolling basis are less than ninety-five percent (95%) of the amount projected in the Budget for such two month period, (ii) actual cash disbursements, on a line item basis for any two month test period on a rolling basis exceed one hundred ten percent (110%) of the amount projected for such line item in the Budget for such two month period; provided, that this clause (ii) shall not be breached if (x) the aggregate amount of overages for line items (excluding the commission line item) exceeding one hundred ten percent (110%) of the amount projected for all such line items (excluding the commission line item) in the Budget is less than $500,000 for such two month period, (y) the aggregate amount of actual cash disbursements for such two month period do not exceed one hundred five percent (105%) of the aggregate amount projected for cash disbursements in the Budget for such two month period and (z) the aggregate amount of Total Commissions Paid for such two month period is not more than $2,000,000 in excess of Total Budgeted Commissions for such two month period or (iii) if the Borrower fails to timely comply with Section 7.01(t), actual Total Invoicing, in the aggregate, for any two month test period on a rolling basis is less than ninety-five percent (95%) of the amount projected for Total Budgeted Invoicing in the Budget for such two month period.”

(v)          The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (m) therein in its entirety to read as follows:

“(m)          Indebtedness of the Loan Parties and their Domestic Subsidiaries with respect to letters of credit in an aggregate principal amount at any time outstanding not to exceed (i) $1,500,000 for 180 days following the Third Amendment Effective Date and (ii) $1,250,000 at any time thereafter; and;”

(vi)          The definition of “Permitted Liens” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (r) therein in its entirety to read as follows:

“(r)          Liens on cash collateral on deposit in an Excluded Account of the type described in clause (c) of the definition of Excluded Account in an aggregate amount not to exceed (i) $1,500,000 for 180 days following the Third Amendment Effective Date and (ii) $1,250,000 at any time thereafter, in each case at any time outstanding solely securing Indebtedness permitted by clause (m) of the definition of Permitted Indebtedness; and”
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(c)          Section 2.05(c) (Mandatory Prepayment).  Section 2.05(c)(vi) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(vi)          Concurrently with the delivery to the Agents and the Lenders of unaudited quarterly financial statements pursuant to Section 7.01(a)(ii) for each fiscal quarter of the Parent and its Subsidiaries, commencing with the delivery to the Agents and the Lenders of the financial statements for the fiscal quarter ended March 31, 2017 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(ii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(ii), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 75% of the Excess Cash Flow of the Parent and its Subsidiaries for such fiscal quarter.  Notwithstanding the foregoing, the Borrower shall be required to, and hereby agrees that it shall, prepay the outstanding principal amount of the Loans within five (5) Business Days after the Third Amendment Effective Date in the amount of $6,500,000, which shall satisfy the Excess Cash Flow prepayment required to be made for the fiscal quarter ended March 31, 2017; which prepayment, for the avoidance of doubt, shall not be subject to any Applicable Premium.”

(d)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          as soon as available, and in any event within 20 days after the end of each fiscal month of the Parent and its Subsidiaries (x) commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated balance sheets, statements of operations and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP (except those exceptions set forth in such financial statements that are reasonably acceptable to the Origination Agent) applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and (y) commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Second Amendment Effective Date a report, in form and substance satisfactory to the Origination Agent, setting forth (A) all financial advisors, investment bankers, legal counsel, consultants and other advisors that have been retained and/or paid by the Loan Parties during such month and (B) the aggregate amount of fees and expenses paid by the Loan Parties to such advisors during such month;”
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(e)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(iii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)          as soon as available, and in any event (x) for the Fiscal Year ended on December 31, 2015, by December 15, 2016, (y) for the Fiscal Year ended on December 31, 2016, by August 31, 2017 and (z) for each Fiscal Year ending thereafter, 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Origination Agent (it being agreed that, as of the Effective Date, any of the “Big Four” accounting firms are reasonably satisfactory to the Origination Agent) (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03);”

(f)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(v) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(v)          (x) as soon as available and in any event within 20 days after the end of each fiscal month of the Parent and its Subsidiaries, commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail reasonably satisfactory to the Origination Agent and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete in all material respects (A) listing all Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each such Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days past due and a description of all known Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, and such other information as the Origination Agent may reasonably request, (B) listing all accounts payable of the Loan Parties as of each such 30, 60, 90 and 120 days past due which shall include the amount and age of each such account payable, and such other information as the Origination Agent may reasonably request and (C) listing all Customer Prepayments received by the Loan Parties for the immediately preceding fiscal month and (y) as soon as available and in any event within 10 days after the end of each fiscal month of the Parent and its Subsidiaries, commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Third Amendment Effective Date, a draft flash report of the information required to be delivered pursuant to clause (x) of this Section 7.01(a)(v);”
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(g)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(xiii) of the Financing Agreement is hereby amended by replacing the reference therein to “5 days” with “5 Business Days ”.

(h)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(xx) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(xx)          on or about the twentieth (20th) day after the end of each fiscal quarter of the Parent and its Subsidiaries, commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Third Amendment Effective Date, a Budget for the months from the Second Amendment Effective Date through the Final Maturity Date, prepared in form and substance satisfactory to the Origination Agent, which Budget, when delivered and as so updated, shall be (1) consistent with the Budget delivered to the Agents on or prior to the Third Amendment Effective Date, (2) believed by the Loan Parties at the time furnished to be reasonable, (3) prepared on a reasonable basis and in good faith, and (4) based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties, and shall be accompanied by a certificate of an Authorized Officer of the Administrative Borrower certifying as to the matters set forth in subclauses (1), (2), (3) and (4) above; provided, that such updated Budget must be approved by the Origination Agent;”

(i)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(xxi) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(xxi)          as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the 20th day of each month, a Budget Compliance Report;”

(j)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(xxii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(xxii) as soon as available and in any event by Wednesday of every week commencing with the first Wednesday after the Third Amendment Effective Date, an updated 13-week cash flow forecast of the Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Agents, and consistent with the form attached as Schedule 1.01(D) (including, without limitation, similar line items as set forth in the Budget attached as Schedule 1.01(C)); and”

(k)          Section 7.01(a) (Reporting Requirements).  The following new Section 7.01(a)(xxiii) of the Financing Agreement is hereby added to read as follows:

“(xxiii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Origination Agent may from time to time may reasonably request.”

(l)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a) of the Financing Agreement is hereby amended to add the following new additional clause at the end thereof to read as follows:
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“For purposes of this Section 7.01(a), for any reporting requirement deadline which does not fall on a Business Day, the deadline for such reporting requirement shall be the next Business Day immediately following such deadline.”

(m)          Section 7.01(o) (Lender Meetings and Discussions).  Section 7.01(o) of the Financing Agreement is hereby amended by adding the additional clause (iii) therein to read as follows:

“(iii)          On each Thursday(or such other day as the Required Lenders and the Parent shall mutually agree upon) of each week commencing with the first Thursday after the Third Amendment Effective Date, senior officers of the Parent shall have a discussion (either via telephone or in-person meeting) with representatives of the Agents and the Lenders with respect to the most recent 13-week cash flow forecast of the Parent and its Subsidiaries that was delivered to the Agent and the Lenders pursuant to Section 7.01(a)(xxii).”

(n)          Section 7.01(t) (Equity Raise).  Section 7.01(t) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(t)          Equity Raise.  On or prior to August 31, 2017, consummate one or more Equity Issuances after the Second Amendment Effective Date (other than the Second Amendment Equity Issuance) that result in Net Cash Proceeds of at least $35,000,000 in the aggregate; which cash proceeds shall be applied in accordance with Section 2.05(c)(iii).”

(o)          Section 8.01 (Cash Management Agreements).  Section 8.01(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Not less than five (5) Business Days prior to the end of each month, the Parent shall deliver a certificate to the Agents, detailing the Loan Parties’ estimated aggregate customer billed invoices and the Loan Parties’ exact cash disbursement needs for the succeeding month (each, a “Monthly Cash Disbursement Report”).  Subject to the Origination Agent’s timely receipt and satisfaction with the Monthly Cash Disbursement Report, so long as no Event of Default has occurred and is continuing, the Origination Agent will direct the Collateral Agent in writing to direct, and the Collateral Agent shall direct, the Cash Management Bank to transfer the cash disbursement needs set forth in each Monthly Cash Disbursement Report from the Blocked Collection Account to a Cash Management Account that is an operating or disbursement account of the Loan Parties on or prior to the 5th day of such month (or, if such day does not fall on a Business Day, the Business Day immediately prior to such day); provided, that the Origination Agent may, in its discretion, direct the Collateral Agent to direct the Cash Management Bank to transfer additional disbursements from the Blocked Collection Account to an operating or disbursement account of the Loan Parties at additional times and in additional amounts.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may direct the Cash Management Bank to transfer funds in any Cash Management Account to the Administrative Agent’s Account.”
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(p)          Schedule 1.01(C) (Budget).  Schedule 1.01(C) to the Financing Agreement is hereby amended and restated in its entirety as set forth on Annex I to this Amendment.

(q)          Schedule 1.01(D) (13 Week Cash Flow).  A new Schedule 1.01(D) to the Financing Agreement is hereby added as set forth on Annex II to this Amendment.

(r)          Schedule 2.03 (Amortization).  Schedule 2.03 to the Financing Agreement is hereby amended and restated in its entirety as set forth on Annex III to this Amendment.  Notwithstanding anything to the contrary contained in this Amendment, the Borrower shall be required to, and hereby agrees that it shall, in addition to the prepayment of the Loans required pursuant to Section 2.05(c)(vi) of the Financing Agreement, pay the outstanding principal amount of the Loans within five (5) Business Days after the Third Amendment Effective Date in the amount of $1,250,000.

3.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)          Representations and Warranties; No Event of Default.  The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Third Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Third Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)          Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite corporate (or equivalent) power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.
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(c)          Authorization; Etc.  The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary corporate (or equivalent) action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law to the extent such contravention would adversely affect the material operations of the Borrowers or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except for any violation referred to in clause (ii)(C) or clause (iv) above which could not reasonably be expected to have a Material Adverse Effect.

(d)          Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(e)          Budget.  The Budget, when delivered shall be believed by the Loan Parties at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Loan Parties, and shall have been based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties, and the Loan Parties shall not be aware of any facts or information that would lead it to believe that such Budget is incorrect or misleading in any material respect.

4.          Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Third Amendment Effective Date”):

(a)          The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders.

(b)          The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Third Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).
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(c)          No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)          The Agents shall have received a copy of the Budget, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Loan Parties to be reasonable at the time made and from the best information then available to the Loan Parties, which Budget shall be in form and substance satisfactory to the Agents.

(e)          The Borrowers shall have paid on or before the Third Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to the Origination Agent.

5.          Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
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6.          Release.  Each Loan Party hereby acknowledges and agrees that, on the Third Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Third Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Third Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Third Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Third Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Third Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Third Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Third Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
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As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Third Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 6.  Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents.  If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

Each Lender hereby acknowledges and agrees that, on the Third Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Third Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Third Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Third Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Third Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Third Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Third Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Third Amendment Effective Date.
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As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7.          Miscellaneous.

(a)          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
13

(b)          Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)          Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(e)          Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)          The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RIMINI STREET, INC.

By:	/s/ Thomas Shay
Name: Thomas Shay
Title: SVP and CIO

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK CAPITAL MANAGEMENT, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P.

By:	Colbeck Capital Management, LLC, its investment manager

By:	/s/ Baabur Khondker
Name: Baabur Khondker
Title: CFO

LENDER:

CB PARTICIPATIONS SPV, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

NORTH HAVEN CREDIT PARTNERS II L.P.

By:	MS Credit Partners II GP L.P., its general partner

By:	MS Credit Partners II GP Inc., its general partner

By:	/s/ Ashwin Krishnan
Name: Ashwin Krishnan
Title: Managing Director

LENDER:

CION INVESTMENT CORP

By:	/s/ Gregg Bresner
Name: Gregg Bresner
Title: Chief Investment Officer

LENDER:

ALPINE ASSOCIATES, A LIMITED PARTNERSHIP

By:	/s/ Todd Mason
Name: Todd Mason
Title: Chief Operating Officer of General Partner

LENDER:

ALPINE HERITAGE, L.P.

By:	/s/ Todd Mason
Name: Todd Mason
Title: Chief Operating Officer of General Partner

LENDER:

ALPINE HERITAGE II, L.P.

By:	/s/ Todd Mason
Name: Todd Mason
Title: Chief Operating Officer of General Partner

LENDER:

ALPINE HERITAGE OFFSHORE FUND LTD.

By:	/s/ Todd Mason
Name: Todd Mason
Title: Vice President

Annex I

SCHEDULE 1.01(C)

[see attached Budget]

Annex II

SCHEDULE 1.01(D)

[see attached form of 13 week cash flow forecast]

Annex III

SCHEDULE 2.03

AMORTIZATION SCHEDULE

Commencing on November 1, 2016, the outstanding principal of the Term Loan shall be repayable on the first Business Day of every month, as set forth below:

Month	Amortization Payment
November 2016	$250,000
December 2016	$250,000
January 2017	$500,000
February 2017	$500,000
March 2017	$500,000
April 2017	$500,000
May 2017	$500,000
June 2017	$500,000
July 2017	$1,000,000
August 2017	$1,000,000
September 2017	$1,000,000
October 2017	$1,000,000
November 2017	$1,000,000
December 2017	$1,000,000
January 2018	$1,000,000
February 2018	$1,000,000
March 2018	$1,000,000
April 2018	$1,000,000
May 2018	$1,000,000
June 2018	$1,000,000
July 2018	$1,250,000
August 2018	$1,250,000
September 2018	$1,250,000
October 2018	$1,250,000
November 2018	$1,250,000
December 2018	$1,250,000
January 2019	$1,250,000
February 2019	$1,250,000
March 2019	$1,250,000
April 2019	$1,250,000
May 2019	$1,250,000
June 2019	$1,250,000
July 2019	$1,250,000
August 2019	$1,250,000
September 2019	$1,250,000
October 2019	$1,250,000
November 2019	$1,250,000
December 2019	$1,250,000
January 2020	$1,250,000
February 2020	$1,250,000
March 2020	$1,250,000
April 2020	$1,250,000
May 2020	$1,250,000
June 2020	$1,250,000

provided, that from and after April 1, 2017 until the date the Borrower complies with the provision of Section 7.01(t) of the Financing Agreement, the outstanding principal of the Term Loan shall then be repayable on the first Business Day of every month, as set forth below (it being understood and agreed that upon satisfaction with all of the requirements of Section 7.01(t) of the Financing Agreement, the amortization schedule above shall then apply):

Month	Amortization Payment
November 2016	$250,000
December 2016	$250,000
January 2017	$500,000
February 2017	$500,000
March 2017	$500,000
April 2017	$1,750,000
May 2017	$1,750,000
June 2017	$1,750,000
July 2017	$2,250,000
August 2017	$2,250,000
September 2017	$2,250,000
October 2017	$2,250,000
November 2017	$2,250,000
December 2017	$2,250,000
January 2018	$2,250,000
February 2018	$2,250,000
March 2018	$2,250,000
April 2018	$2,250,000
May 2018	$2,250,000
June 2018	$2,250,000
July 2018	$2,500,000
August 2018	$2,500,000
September 2018	$2,500,000
October 2018	$2,500,000
November 2018	$2,500,000
December 2018	$2,500,000
January 2019	$2,500,000
February 2019	$2,500,000
March 2019	$2,500,000
April 2019	$2,500,000
May 2019	$2,500,000
June 2019	$2,500,000
July 2019	$2,500,000
August 2019	$2,500,000
September 2019	$2,500,000
October 2019	$2,500,000
November 2019	$2,500,000
December 2019	$2,500,000
January 2020	$2,500,000
February 2020	$2,500,000
March 2020	$2,500,000
April 2020	$2,500,000
May 2020	$2,500,000
June 2020	$2,500,000